Exhibit 99.1

Aditxt Corporate Overview NASDAQ: ADTX March, 2021 1

This presentation contains forward - looking statements that are subject to many risk and uncertainties. Forward - looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned product development; our intellectual property position; our ability to develop commercial functions; expectations regarding project launch and revenue; our results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which we operate; and the trends that may affect the industry or us. Although we believe we have a reasonable basis for each forward - looking statement, we caution you that forward looking statements are not guarantees of future performance. Actual results may differ materially from those indicated by these forward - looking statements as a result of various important factors, as well as those risks more fully discussed in the section entitled “Risk Factors” in the Company’s prospectus, dated June 29, 2020, that was filed with the U.S. Securities and Exchange Commission under File No. 333 - 235933, as well as discussions of potential risk, uncertainties, and other important factors in the Company’s subsequent filings with the U.S. Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward - looking statements, whether as a result of new information, future events or otherwise. SAFE HARBOR DISCLAIMER

Highlights A unique strategic combination of therapeutics and healthTech Two key milestones in 2021 Attractive valuation NASDAQ: ADTX - Mkt. Cap.: Approx. $44M ( as of 03/23/2021)

Silicon Valley, CA Hub of discovery and product development Richmond, VA CLIA - certified Ad i t x tS c o r e Œ operation New York City, NY Hub of capital markets, investor and media relations, and business development STRATEGICALLY LOCATED

AditxtReprogramming tm

AditxtReprogramming Œ Immune reprogramming (immune tolerance) therapies reprogram the immune system so that disease - causing immune responses are stopped while maintaining the immune system’s ability to combat pathogenic infection. Tolerance is achievable as demonstrated clinically via chimerism and cell - based therapy but there is a need for more practical and cost - effective approaches which: x Can be made into a product x Do not require additional hospitalization x Are simple to produce and ship

Current Innovation Platform IP



AditxtReprogramming™ technologies are protected by 7 patent families, including:

- 8 U.S. patents, 4 U.S. pending patent applications, 86 foreign patents, and 14 foreign pending patent applications (EU, Australia, Canada, Japan, China, India, Hong Kong)

AditxtReprogramming™ patents are broadly categorized into 3 groups:

- Autoimmune diseases and type 1 diabetes
- Organ transplantation and a method of producing plasmid DNA that is mammalian-like to prevent immune activation
- Composition of matter for a tolerance delivery system for antigens of interest (basis for a platform allowing development of a new class of immunotherapeutics for various indications)

The projected expiration dates for the ADi™ patents range from 2021 to 2032.

We also possess and/or in-license substantial know-how and trade secrets relating to the development and commercialization of our product candidates, including related manufacturing processes and technologies.

Aditxt™ Immune Health

ADi™ Increases Skin Allograft Survival Rate in Recipient Mice



IMMUNOSUPRESSION ALONE



TREATMENT WITH **AditxtReprogramming™** TECHNOLOGY
(minimal immunosuppression)



Skin Graft Survival Time
21 Days
58 Days

Immunosuppression alone
Allograft lost in 21 days on average

ADi™ with minimal immunosuppression
3-fold increase in the longevity of the skin allografts

ADi™ tripled graft survival time vs. IS alone in a completely mis-matched skin allograft model

* Low-level immunosuppression provided for the first 5 weeks in the experimental group.

0 . 2 0 . 3 Psoriasis Induced - ADI treated Psoriasis Induced - Untreated 0 0.1 Change in thickness (mm) Skin Thickness Evaluation ADi TM Reduces Skin Thickening and Scaling in A Psoriasis Mouse Model* Psoriasis Induced - Untreated Psoriasis Induced - ADI Treated 0 0 .2 0 .4 0 .6 0 .8 1 1 .2 1 .4 Scaling Score Evaluation Psoriasis Induced - Untreated Psoriasis Induced - ADI Treated 0 0.2 0.4 0.6 0.8 1 Scaling Score (range = 0 - 4) 1.2 1.4 * Imiquimod - induced model ADi TM treatment resulted in a 69% reduction in skin thickening and 38% reduction in scaling over the 10 - day study period

ADi TM Reverses Hyperglycemia and Suppresses Development of Type 1 Diabetes Delivery of ADi TM using sGAD over an 8 - wk period in NOD mice restored insulin production and reversed hyperglycemia

AditxtReprogramming Œ Candidate Pipeline

Potential for Expansion Our ADi Œ Program can be Engineered to Address a Wide Variety of Indications Meaningful Potential Exis t s Across Man y O t her Indications Illustrative Autoimmune Disease Organ Transplant Allergy Dermatology Other Potential Appl i ca t io n s

Notable Recent Licensing Transactions Significant Value in a Partner - Centric Approach Significant upside potential in low saturated indication Source: Cortellis Health Intelligence Source: Cortellis Health Intelligence Significant opportunity in pharma backed indications Deal Date Licensor Licensee Phase of D e velo p ment Indication(s) Deal Type Upfront Payment (M) Milestone Payment (M) Total Deal Value (M) 13 - Nov - 2019 Exicure Allergan Discovery Alopecia License - Collaboration (option) $25 $725 $770 30 - Oct - 2019 Pandion Therapeutics Astellas Pharma Discovery Type 1 Diabetes License - Collaboration $45 $750 $795 29 - Oct - 2018 Denali Therapeutics Sanofi Genzyme Phase 1 Clinical Psoriasis and other CNS indications License - Collaboration (option) $125 $1,095 $1,220 02 - Dec - 2016 Exicure Purdue Pharma Phase 1 Clinical Psoriasis License - Collaboration (option) $10 $777 $787 02 - Jun - 2015 Anokion Astellas Pharma Discovery Type 1 Diabetes and Celiac disease License - Collaboration Undisclosed Undisclosed $760

IMMUNE MONITORING: ADITXTSCORE TM IMMUNE MONITORING PLATFORM 15

• A proprietary platform that provides a personalized comprehensive profile of the immune system which can assist the medical community in anticipating responses and possible reaction to viruses, bacteria, allergens, and transplanted organs. • Can be useful in anticipating attacks on the body by having the ability to determine its potential response and for developing a plan to deal with an undesirable reaction by the immune system. • Initial technology was licensed from, invented and used at Stanford University. It encompasses methods, systems and kits for detection and measurement of specific immune responses as described within the company’s U.S. Patent. AditxtScore Œ technologies are protected by 2 patent families, including: • 1 U.S. patent, 1 U.S. provisional patent application with plans to file foreign patent applications (EU, Australia, Canada, Japan, China, India, Hong Kong) We also possess and/or in - license substantial know - how and trade secrets relating to the development and commercialization of our product candidates, including related manufacturing processes and technologies. ADITXTSCORE Œ – IMMUNE MONITORING AS A SERVICE

Adit x tScor e Œ General Health Drug / Vaccine Response Allergies Infectio u s Diseases Organ Fai l ure Disease Susceptib i lity Diverse applications of AditxtScore TM may be applied to a variety of therapeutic indications. AditxtScore Œ Applications

1 ST COMMERCIAL APPLICATION: 18

AditxtScore ̻ Monitoring: COVID - 19 Past: Early Stage of Pandemic Do I have the virus? Protect yourself and others Seek medical attention Isolate/quarantine Have I been exposed? Is there evidence of an immune response? Is the immune response protective? Pre - Vaccine Information to help you make a decision about the vaccine During - Vaccine Early Follow - Up Is the vaccine working to protect me from contracting COVID - 19? Long - term Follow - Up Have I developed a cellular immune response that will protect me long term? Is there evidence that I have developed long - term immunity Am I developing antibodies in response to the vaccine? If so, are the antibodies protective? Questions and Actions Change as the Time Continuum of COVID - 19 Progresses

MONITORING SERVICE Sample Collection 1 TH E I MMUN E Implement AditxtScore Œ immune monitoring into an existing clinical workflow or at - home as follows: Capture tube of blood during a traditional lab blood draw. Or consumers use our AditxtScore Œ at - home collection kit with fingerstick.

MONITORING SERVICE TH E I MMUN E Send the sample to the AditxtScore Œ Immune Monitoring Center for processing 2 Processing

AditxtScore Report combines knowledge and clinical experience in its proprietary algorithm 3 Reporting

Summary A unique strategic combination of therapeutics and healthTech Two key milestones in 2021 Attractive valuation NASDAQ: ADTX - Mkt. Cap.: Approx. $44M ( as of 03/23/2021)

FOR MORE INFORMATION CONTACT: Email: IR@aditxt.com Pho n e: 6 5 0 - 870 - 1200 Thank You